UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 23, 2013

Rockwell Collins, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-16445	52-2314475
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

400 Collins Road NE
Cedar Rapids, Iowa 52498
(Address of Principal Executive Offices) (Zip Code)

(319) 295-1000
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.01. Completion of Acquisition or Disposition of Assets.

     On December 23, 2013, Rockwell Collins, Inc. (the “Company”) completed its previously announced acquisition of Radio Holdings, Inc. (“Radio Holdings”), the holding company of ARINC Incorporated (“ARINC”), which provides information management services for commercial and government customers worldwide (the “Merger”).

     In accordance with the Agreement and Plan of Merger, dated as of August 10, 2013 (the “Merger Agreement”) among the Company, Avatar Merger Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), Radio Holdings and TC Group IV Managing GP, L.L.C., as the initial stockholder representative, at the effective time of the Merger, Merger Sub was merged with and into Radio Holdings, and Radio Holdings became a wholly-owned subsidiary of the Company. In connection therewith, each share of Radio Holdings common stock and option exercisable for Radio Holdings common stock that was issued and outstanding immediately prior to the effective time of the Merger, other than any such shares or options held by the Company, Merger Sub, Radio Holdings or any subsidiary of Radio Holdings, which shares and options were cancelled, was converted into a right to receive cash consideration in accordance with the terms of the Merger Agreement. The aggregate amount of consideration paid by the Company at the closing of the Merger was $1.4 billion, reflecting the $1.39 billion purchase price as adjusted for customary adjustments as provided in the Merger Agreement. The final amount of consideration remains subject to further adjustment for customary adjustments as provided in the Merger Agreement. The Company has financed the Merger with a combination of cash on hand, commercial paper and a portion of the net proceeds of a $1.1 billion registered offering of notes, comprised of $300 million aggregate principal amount of Floating Rate Notes due 2016, $400 million aggregate principal amount of 3.700% Notes due 2023 and $400 million aggregate principal amount of 4.800% Notes due 2043, which offering was completed on December 16, 2013. The underwriters of the offering and their affiliates have engaged in, and may in the future engage in, commercial banking, investment management, investment banking, derivatives and/or financial advisory and other commercial transactions and services in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 12, 2013 and is incorporated herein by reference. Item 8.01 of such Current Report is also incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     During the period from November 25, 2013 through December 23, 2013, the Company issued unsecured commercial paper obligations in an aggregate principal amount of $582 million. At December 23, 2013, commercial paper borrowings outstanding were $850 million with a weighted average interest rate and maturity period of 0.28 percent and 36 days respectively. The commercial paper was offered and sold in privately negotiated transactions pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended. As these obligations mature, the Company anticipates that it will issue additional short-term, unsecured commercial paper obligations in the ordinary course of business to refinance all or part of the commercial paper borrowings detailed above. Proceeds of the commercial paper were used to partially finance the acquisition of Radio Holdings described under Item 2.01 and for general corporate purposes.

Item 7.01. Regulation FD Disclosure.

     On December 23, 2013, the Company issued a press release announcing the closing of the Merger. The press release is furnished herewith as Exhibit 99 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

     The financial statements of Radio Holdings required by this Item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(b)	Pro forma financial information.

     The pro forma financial information required by this Item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(d)	Exhibits

2	Agreement and Plan of Merger, dated as of August 10, 2013, by and among Rockwell Collins, Inc., Avatar Merger Sub, Inc., Radio Holdings, Inc. and TC Group IV Managing GP, L.L.C. (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 12, 2013).

99	Press Release of the Company dated December 23, 2013.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL COLLINS, INC.
(Registrant)

Date:	December 23, 2013	By	/s/ Patrick E. Allen
			Name:	Patrick E. Allen
			Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
2	Agreement and Plan of Merger, dated as of August 10, 2013, by and among Rockwell Collins, Inc., Avatar Merger Sub, Inc., Radio Holdings, Inc. and TC Group IV Managing GP, L.L.C. (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 12, 2013).

99	Press Release of the Company dated December 23, 2013.